Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into as of the 20th day of March, 2017 (“Agreement”), by and between PAVmed Inc., a Delaware corporation (“Corporation”), and Dennis M. McGrath (“Indemnitee”):

WHEREAS, highly competent persons recently have become more reluctant to serve as directors, officers, or in other capacities of publicly held corporations and other corporations that have non-employee investors among their stockholders or conduct operations in regulated industries unless they are provided with better protection from the risk of claims and actions against them arising out of their services to and activities on behalf of such corporation; and

WHEREAS, the adoption of The Sarbanes-Oxley Act of 2002 and other laws, rules and regulations being promulgated have increased the potential for liability of officers and directors; and

WHEREAS, the Corporation has determined that the inability to attract and retain such persons is detrimental to the best interests of the Corporation’s stockholders and that such persons should be assured that they will have better protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Corporation free from undue concern that they will not be adequately indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Corporation, each as may be amended from time to time, and any resolutions adopted pursuant thereto and shall neither be deemed to be a substitute therefor nor diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.         Definitions. For purposes of this Agreement:

1.1       “Change in Control” means a change in control of the Corporation occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (“Act”), whether or not the Corporation is then subject to such reporting requirement provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date hereof (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a person who is an officer or director of the Corporation on March 20, 2017 (and any of such person’s affiliates), is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Act) directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the Corporation without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors (“Board”) in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; (iv) a sale or other disposition of all or substantially all of the assets of the Company; or (v) a liquidation or dissolution of the Company.

1.2       “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any subsidiary of the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

1.3       “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.4       “Expenses” means all reasonable attorneys’ fees, retainers, court costs (including trial and appeals), transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, appealing, preparing to appeal, investigating, or being or preparing to be a witness in a Proceeding.

1.5       “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Except as provided in the first sentence of Section 9.3 hereof, Independent Counsel shall be selected by (a) the Disinterested Directors or (b) a committee of the Board consisting of two or more Disinterested Directors or if (a) and (b) above are not possible, then by a majority of the full Board.

1.6       “Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement.

2.         Services by Indemnitee.

Indemnitee agrees to continue to serve as a director, officer or employee of the Corporation or one or more of its subsidiaries. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3.         Indemnification - General.

The Corporation shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the rights set forth in the other Sections of this Agreement.

4.         Proceedings Other Than Proceedings by or in the Right of the Corporation.

Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of his Corporate Status, he was or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

5.         Proceedings by or in the Right of the Corporation.

Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of his Corporate Status, he is, was or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses and amounts paid in settlement (such settlement amounts not to exceed, in the judgment of the Board, the estimated expense of litigating the Proceeding to conclusion) actually and reasonably incurred by him or on his behalf in connection with any such Proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses or amounts paid in settlement shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee has been adjudged to be liable to the Corporation if applicable law prohibits such indemnification unless the court in which such Proceeding shall have been brought, was brought or is pending, shall determine that indemnification against Expenses or amounts paid in settlement may nevertheless be made by the Corporation.

6.         Indemnification for Expenses of Party Who is Wholly or Partly Successful.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses (and, when eligible hereunder, amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses (and, when eligible hereunder, amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, the term “successful, on the merits or otherwise,” includes, but is not limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against him, and (ii) the expiration of 90 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement.

7.         Indemnification for Expenses as a Witness.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him on his behalf in connection therewith.

8.         Advancement of Expenses and Other Amounts.

The Corporation shall advance all Expenses, judgments, penalties, fines and, when eligible hereunder, amounts paid in settlement, incurred by or on behalf of Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.

Such statement or statements shall reasonably evidence the Expenses, judgments, penalties, fines and amounts paid in settlement, incurred by Indemnitee and shall include or be preceded or accompanied by an agreement by or on behalf of Indemnitee to repay any Expenses, judgments, penalties, fines and amounts paid in settlement advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, judgments, penalties, fines and, when eligible hereunder, amounts paid in settlement.

9.         Procedure for Determination of Entitlement to Indemnification.

9.1       To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

9.2       Upon written request by Indemnitee for indemnification pursuant to Section 9.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case in the manner provided for in clauses (ii) or (iii) of this Section 9.2) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority of a committee of the Board consisting of two or more Disinterested Directors, or (C) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders of the Corporation, by a majority vote of a quorum consisting of stockholders who are not parties to the proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to such proceeding; or (iii) as provided in Section 10.2 of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.3       If a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Corporation advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction, for resolution of any objection which has been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9.2 hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 11.1(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

10.       Presumptions and Effects of Certain Proceedings.

10.1       In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9.1 of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.

10.2       If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, however, that the foregoing provisions of this Section 10.2 shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9.2 of this Agreement and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement. In connection with each meeting at which a stockholder determination will be made, the Corporation shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Corporation shall afford the Indemnitee ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification in any Corporation proxy statement relating to such shareholder determination. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse the Indemnitee.

10.3       The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

10.4       Reliance as Safe Harbor. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Corporation, or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or another enterprise, or of an independent certified public accountant or an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth herein. Whether or not the foregoing provisions of this Section 10.4 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

11.       Remedies of Indemnitee.

11.1       In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement and such determination shall not have been made and delivered in a written opinion within 30 days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within thirty (30) days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses, judgments, penalties, fines or, when eligible hereunder, amounts paid in settlement. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

11.2       In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

11.3       If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

11.4       The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

11.5       In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive less than all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

12.       Procedure Regarding Indemnification.

With respect to any Proceedings, the Indemnitee, prior to taking any action with respect to such Proceeding, shall consult with the Corporation as to the procedure to be followed in defending, settling, or compromising the Proceeding and may not consent to any settlement or compromise of the Proceeding without the written consent of the Corporation (which consent may not be unreasonably withheld or delayed). The Corporation shall be entitled to participate in defending, settling or compromising any Proceeding and to assume the defense of such Proceeding with counsel of its choice and shall assume such defense if requested by the Indemnitee. Notwithstanding the election by, or obligation of, the Corporation to assume the defense of a Proceeding, the Indemnitee shall have the right to participate in the defense of such Proceeding and to employ counsel of Indemnitee’s choice, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel has been authorized in writing by the Company, or (ii) the Indemnitee has reasonably concluded that there may be defenses available to him or her which are different from or additional to those available to the Corporation (in which latter case the Corporation shall not have the right to direct the defense of such Proceeding on behalf of the Indemnitee), in either of which events the fees and expenses of not more than one additional firm of attorneys selected by the Indemnitee shall be borne by the Corporation. If the Corporation assumes the defense of a Proceeding, then counsel for the Corporation and Indemnitee shall keep Indemnitee reasonably informed of the status of the Proceeding and promptly send to Indemnitee copies of all documents filed or produced in the Proceeding, and the Corporation shall not compromise or settle any such Proceeding without the written consent of the Indemnitee (which consent may not be unreasonably withheld or delayed) if the relief provided shall be other than monetary damages and shall promptly notify the Indemnitee of any settlement and the amount thereof.

13.	Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Contribution.

13.1       The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or by-laws of the Corporation, each as may be amended from time to time, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

13.2       To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

13.3       In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Corporation to bring suit to enforce such rights.

13.4       The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13.5       (a)     If a determination is made that Indemnitee is not entitled to indemnification, after Indemnitee submits a written request therefor, under this Agreement, then in respect of any threatened, pending or completed Proceeding in which the Corporation is jointly liability with the Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such Expenses, judgments, fines or amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or amounts paid in settlement. The Corporation agrees that it would not be just and equitable if contribution pursuant to this

Section were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

(b)       The determination as to the amount of the contribution, if any, shall be made by:

(i)       a court of competent jurisdiction upon the applicable of both the Indemnitee and the Corporation (if the Proceeding had been brought in, and final determination had been rendered by such court);

(ii)       the Board by a majority vote of a quorum consisting of Disinterested Directors; or

(iii)       Independent Counsel, if a quorum is not obtainable for purpose of (ii) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

14.       Duration of Agreement.

This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Corporation, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement hereunder and or any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, heirs, executors, personal representatives and administrators.

15.       Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.       Entire Agreement.

This Agreement constitutes the entire agreement between the Corporation and the Indemnitee with respect to the subject matter hereof and supercedes all prior agreements, understanding, negotiations and discussion, both written and oral, between the parties hereto with respect to such subject matter (the “Prior Agreements”); provided, however, that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 15 hereof, then (i) this Agreement shall not be deemed to have superceded any Prior Agreements; (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement; and (iii) the Indemnitee shall be entitled to maximum indemnification benefits provided under any Prior Agreements, as well as those provided under applicable law, the certificate of incorporation or by-laws of the Corporation, a vote of stockholders or resolution of directors.

17.       Exception to Right of Indemnification or Advancement of Expenses.

Except as provided in Section 11.5, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

18.       Covenant Not to Sue; Limitation of Actions; Release of Claims.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date of accrual of such cause of action and any claim or cause of action of the Corporation (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by the filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action, such shorter period shall govern.

19.       Identical Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

20.       Headings.

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.       Modification and Waiver.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22.       Notice by Indemnitee.

Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating any Proceeding or matter which may be subject to indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement covered hereunder.

23.       Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to the address set forth on the signature page.

If to the Corporation, to:

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, New York 10165

Attention: Chief Executive Officer

or to such other address or such other person as Indemnitee or the Corporation shall designate in writing in accordance with this Section, except that notices regarding changes in notices shall be effective only upon receipt.

24.       Governing Law.

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in that state without giving effect to the principles of conflicts of laws.

25.       Miscellaneous.

Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PAVMED INC.

By:	/s/ Lishan Aklog
Name: LISHAN AKLOG
Title: Chairman & CEO

INDEMNITEE

/s/ Dennis M. McGrath

Address for Notice:

Dennis McGrath
2 Colonial Ct Medford, NJ 08055
Phone:	609-432-6861
E-mail:	dennis.mcgrath@gmail.com

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